Exhibit 3.951
C&S-500 (Rev. 1-84)
MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)	FILED JUN 26 1985 Administrator MICHIGAN DEPARTMENT OF COMMERCE Corporation & Securities Bureau	Date Received JUN 25 1985
EFFECTIVE DATE:
CORPORATION IDENTIFICATION NUMBER     258-893
ARTICLES OF INCORPORATION
For use by Domestic Profit Corporations
(Please read instructions and Paperwork Reduction Act notice on last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:
Article I
The name of the corporation is: Tay-Ban Corporation
Article II
The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.
Trucking, excavating, real estate development, equipment rental & leasing, or to engage in any commercial, industrial, or agricultural enterprise calculated or designed to be profitable to this corporation and in conformity with the laws of the State of Michigan.
Article III
The total authorized capital stock is:
1.	Common Shares 50,000 Par Value Per Share $1.00

Preferred Shares Par Value Per Share $
and/or shares without par value as follows:
2.	Common Shares Stated Value Per Share $

Preferred Shares Stated Value Per Share $

3.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

C&S-155 (388)
MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)	FILED JUL 26 1989 Administrator MICHIGAN DEPARTMENT OF COMMERCE Corporation & Securities Bureau	Date Received JUL 20 1989
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Corporations
(Please read information and instructions on last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:
1. The present name of the corporation is: TAY-BAN CORPORATION
2. The corporation identification number (CID) assigned by the Bureau is: 258-893
3. The location of its registered office is:

4553 E. Rathbun Road	Birch Run	,	Michigan	48415

(Street Address)	(City)			(ZIP Code)
4.	Article III of the Articles of incorporation is hereby amended to read as follows:

The total authorized capital stock is:

Common Shares 100,000 Par Value Per Share $1.00